As filed with the Securities and Exchange Commission August 16, 2001
                                                      Registration No. 333-27699

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                   FORM S-8/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ULTRAMAR DIAMOND SHAMROCK CORPORATION
               (Exact Name of Registrant as Specified in Charter)

Delaware                                                 13-3663331
(State of                                             (IRS Employer
Incorporation)                                        Identification No.)

6000 North Loop 1604 West                            78249-1112
(Address of Principal Executive                      (zip code)
        Offices)

                      ULTRAMAR DIAMOND SHAMROCK CORPORATION
                          1996 LONG TERM INCENTIVE PLAN
                            (Full title of the Plan)

                           Timothy J. Fretthold, Esq.
                            Executive Vice President,
                     Chief Administrative and Legal Officer
                      Ultramar Diamond Shamrock Corporation
                            6000 North Loop 1604 West
                          San Antonio, Texas 78249-1112
                     (Name and Address of Agent for Service)

                                 (210) 592-2000
                     (Telephone Number, Including Area Code
                              of Agent for Service)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference:

     (a) The Company's Registration Statement 333-27699 on Form S-8, filed with the Commission on May 22, 1997;

     (b) Amendment No. 1 to the Company's Registration Statement 333-27699 on Form S-8, filed with the Commission on May 11, 2001;

     (c) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (d)  The Company's Report on Form 10-Q for the period ended March 31, 2001;

     (e)  The Company's Current Reports on Form 8-K dated May 6, 2001; and

     (f)  The Company's Report on Form 10-Q for the period ended June 30, 2001.

     All documents filed by the Company pursuant to Sections 13 (a), 13 (c), 14, or 15(d) of the 1934 Act subsequent to the filing of this Form S-8/A Registration Statement (the "Registration Statement") and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered have been sold or that de-registers all of the securities that remain unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents.

Item 4.  Description of Securities.

     Incorporated   by  reference  to  the  Company's   filing  on  Form  S-3/A,
Registration Statement No. 333-46775.

Item 5.  Interests of Named Experts and Counsel.

                                     EXPERTS

     The consolidated financial statements of Ultramar Diamond Shamrock Corporation and subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                  LEGAL MATTERS

     The validity of the shares of the Company's Common Stock being offered hereby has been passed upon for the Company by Todd Walker, Esq., Managing Attorney and Corporate Secretary for the Company. Mr. Walker beneficially owns shares of the Common Stock of the Company.

Item 6. Indemnification of Directors and Officers.

     The By-laws of the Company provide that the Company shall indemnify its officers and directors to the fullest extent permitted or required by the Delaware General Corporation Law (the "DGCL"), as amended from time to time, provided, however, that except insofar as the Company's By-laws provide indemnification for an officer or director with respect to a proceeding initiated by such officer or director to enforce rights to indemnification, officers and directors will not be entitled to indemnification in connection with proceedings initiated by an officer or director if the initiation of such proceedings was not authorized by the board of directors of the Company. Section 145 of the DGCL provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending, or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company, if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue, or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

     The Company's By-laws also provide for advances in certain circumstances covering expenses incurred by an officer or director of the Company in connection with the defense of a proceeding for which such officer or director would be entitled to indemnity under the Company's By-laws.

     The Company's By-laws further provide that the Company may procure and maintain insurance covering director's and officer's liability for their actions in those capacities, whether or not the Company would be entitled to provide indemnification for such liability under the DGCL.

     The Certificate of Incorporation of the Company provides that the personal liability of the directors of the Company shall be eliminated to the fullest extent permitted by applicable law. The DGCL permits a corporation's certificate of incorporation to provide that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such provision shall not apply to any liability of a director (1) for any breach of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. The Company has entered into indemnification agreements with the directors and certain officers of the Company providing for indemnification on the terms set out in the By-laws of the Company.

Item 8. Exhibits.

Exhibit Number                              Description

     4.1 Ultramar Diamond Shamrock Corporation 1996 Long Term Incentive Plan, as amended and restated (incorporated by reference to the company's Definitive Report on Schedule 14A filed March 27,
                 2001)

     4.2 Rights Agreement dated June 25, 1992 between the Company and Registrar and Transfer Company, as amended (incorporated by reference to Registration Statement on Form S-1 (File No. 33-47586), Exhibit 4.2; Quarterly Report on Form 10-Q for quarter ended September 30, 1992, Exhibit 4.2; Annual Report on Form 10-K for the year ended December 31, 1994, Exhibit 4.3.

     4.3         Fourth  Amendment  to  Rights  Agreement  dated  May  6,   2001
                 (previously filed).

     5.1         Opinion regarding legality of securities being issued

     23.1        Consent of Arthur Andersen LLP

     23.2        Consent of Todd Walker, Esq. (included in Exhibit 5.1)

     24.1        Power of Attorney of the Company (previously filed).

     24.2 Powers of Attorney of Directors and Officers of the Company (previously filed).

     99.1 Questions and answers relating to conversion of stock options (previously filed).

     99.2        Supplementary memorandum.

Item 9. Undertakings.

A.  The Company hereby undertakes:

     (1) to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "1933 Act"), (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement (except to the extent covered by reports filed under the 1934 Act and incorporated herein by reference), and (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the 1934 Act and each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company is advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on the 16th day of August, 2001.

                                    ULTRAMAR DIAMOND SHAMROCK CORPORATION



                                    By: *Jean Gaulin,  Chairman of the Board and
                                         Chief Executive Officer


     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                   Title                     Date

*Jean Gaulin               Chairman of the Board                 August 16, 2001
                           and Chief Executive Officer

*Robert S. Shapard         Executive Vice President              August 16, 2001
                           and Chief Financial Officer
                           (Principal Financial Officer
                           and Principal Accounting Officer)

*Byron Allumbaugh          Director                              August 16, 2001

*E. Glenn Biggs            Director                              August 16, 2001

*W. E. Bradford            Director                              August 16, 2001

*H. Frederick Christie     Director                              August 16, 2001

*W. H. Clark               Director                              August 16, 2001

*Bob Marbut                Director                              August 16, 2001

*Katherine D. Ortega       Director                              August 16, 2001

*Madeleine Saint-Jacques   Director                              August 16, 2001

*C. Barry Schaefer         Director                              August 16, 2001

*Todd Walker, by signing his name hereto, does hereby sign this Amendment No. 2 to Registration Statement on Form S-8/A on behalf of Ultramar Diamond Shamrock Corporation and each of the above-named officers and directors of Ultramar Diamond Shamrock Corporation, pursuant to powers of attorney executed on behalf of the Company and each of such officers, directors, and members.

                                                     By: /s/ Todd Walker
                                                     Attorney-in-fact
                                                     August 16, 2001

                                INDEX TO EXHIBITS

Exhibit Number                              Description

     4.4 4.1 Ultramar Diamond Shamrock Corporation 1996 Long Term Incentive Plan, as amended and restated (incorporated by reference to the company's Report on Schedule 14A filed March 27, 2001).

     4.2 Rights Agreement dated June 25, 1992 between the Company and Registrar and Transfer Company, as amended (incorporated by reference to Registration Statement on Form S-1 (File No. 33-47586), Exhibit 4.2; Quarterly Report on Form 10-Q for quarter ended September 30, 1992, Exhibit 4.2; Annual Report on Form 10-K for the year ended December 31, 1994, Exhibit 4.3.

     4.3 Fourth Amendment to Rights Agreement dated May 6, 2001 (previously filed).

     5.1          Opinion   regarding  legality  of  securities   being   issued
                  (previously filed).

     23.1         Consent of Arthur Andersen LLP

     23.2         Consent of Todd Walker, Esq. (included in Exhibit 5.1)

     24.1         Power of Attorney of the Company (previously filed).

     24.2 Powers of Attorney of Directors and Officers of the Company (previously filed).

     99.1 Questions and answers relating to conversion of stock options (previously filed).

     99.2         Supplementary memorandum.

Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 14, 2001 included in Ultramar Diamond Shamrock Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement.

                                                 /S/  Arthur Andersen LLP

San Antonio, Texas
August 10, 2001

Exhibit 99.2

                                   MEMORANDUM

                                  June 22, 2001

TO:      Stock Option Holders

FROM:    Penny Viteo

SUBJECT: Stock Option Vesting
================================================================================

In May we sent you a Q & A handout discussing the impact of the Valero merger upon UDS stock options. In that handout we stated that the merger's closing date would be deemed a Change-in-Control for our stock options and thus the options would vest on the closing date. Upon further review of the stock option agreements, we determined that, except for options granted in 2001and all reload stock options, all outstanding and unvested options vested on May 10, 2001. The options granted in 2001 and all reload stock options will vest at the closing date of the merger.

A report showing the updated status of your options will be distributed within the next week. Please contact me (210.592.4398) or Frank Brigante (210.592.4337) if you have any questions.